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                                                                   EXHIBIT 10.34

[LOGO]                                                 [STANDARD CHARTERED LOGO]

Date      11 August 2003

Our Ref   C&I/CDT/LC/JT/HJ/TRITI1

PRIVATE & CONFIDENTIAL

Trio-Tech International Pte Ltd
1008 Toa Payoh North
#03-09/18
Toa Payoh Industrial Estate
Singapore 318996

ATTENTION:   MR VICTOR TING
             CHIEF FINANCIAL OFFICER

Dear Sirs,

Standard Chartered Bank ("the Bank") is pleased to make available to Trio-Tech International Pte Ltd ("the Company") a Receivables Purchase Facility upon terms as follows:

RECEIVABLES PURCHASE FACILITY - SGD3,000,000

i)    SGD2,100,000 prepayment against approved debts

ii) SGD900,000 prepayment against unapproved debts subject to the Bank's approval

For purchase of receivables in accordance with the terms of the Receivables Purchase Agreement between the Bank and the Company ("AGREEMENT").

Expressions used in this section have the same meanings as defined in the Agreement unless otherwise defined or the context otherwise requires.

The above limit represents the FIU Limit ("FUNDS IN USE") and may be made available in USD at an exchange rate to be defined from time to time by the Bank but the aggregate FIU limit at any one time shall not exceed SGD3,000,000.

Buyer list to be advised to and approved by the Bank for determining availability of credit insurance cover which (if applicable) will be taken out in the Bank's name with either a credit insurer or factoring company appointed by the Bank.

Prepayment will be made by the Bank up to the percentage (if not zero) stipulated in the Agreement of the invoice value less the Bank's Service Charge, but subject to the FIU Limit and the Concentration Percentage not being exceeded, and conditional upon compliance in all other respects with the terms of the Agreement.

Discounting Charge will be payable monthly, calculated as the percentage stipulated in the Agreement of the Funds in Use from time to time.

Service Charge will be calculated as stipulated in the Agreement.

                                         Trio-Tech International Pte Ltd 1/4

Standard Chartered Bank                                         [ISO 9001 STAMP]
Corporates & Institutions
Credit Operations
1 Tampines Central 5, CPF Tampines Building #03-00
Singapore 529508                                     Tel +65 6225 8888
Robinson Road P. O. Box 1901, Singapore 903801       Fax +65 6260 2513

Incorporated in England with limited liability by Royal Charter 1853
The Principal Office of the Company is situated in England at 1 Aldormanbury Square London EG2V 7SB Reference Number ZC18

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CONDITIONS

The following will also be required for all receivables purchased:-

(i) Drawdown of the FIU limit is subject to the discharge of the existing charge on the company's receivables by OCBC Bank, such evidence to be forwarded to the Bank.

(ii)     Invoices relating to the receivable(s).

(iii) If required by the Bank, formal assignment of debt in the Bank's approved form

(iv) Invoices must be supported by copy of bill of lading, delivery order and/or airway bill.

(v) All payments by the approved debtors must be made directly to the Bank or an account designated by the Bank

(vi) Proceeds from Receivables Purchase Facility from the Bank to be used to pay off corresponding import trade liabilities

(vii) Invoices to be reassigned to Company if payment from buyer is not made within 30 days from invoice due date.

(viii) Loans to parent company Trio-Tech International, United States of America (directly and indirectly) and associated companies must not exceed SGD3,500,000 at all times

         THESE LOANS ARE DEFINED AS THE AGGREGATE OF ANY CURRENT AND LONG TERM, NON-TRADE AMOUNTS OWING TO THE CUSTOMER

(ix) The Company is to maintain a minimum networth of SGD7,000,000 at all times

         NETWORTH IS DEFINED AS THE AGGREGATE OF PAID-UP CAPITAL AND REVENUE RESERVES, EXCLUDING REVALUATION RESERVES AND DEDUCTING ANY LOANS MADE TO THE DIRECTORS IN THEIR PERSONAL CAPACITIES OR TO THE PARENT COMPANY, TRIO-TECH INTERNATIONAL, UNITED STATES OF AMERICA DIRECTLY AND INDIRECTLY OR OTHER RELATED COMPANIES AND OTHER INTANGIBLE ASSETS

(x)      Gearing ratio of the Company is not to exceed 1 time

         CONSOLIDATED GEARING RATIO IS DEFINED AS TOTAL EXTERNAL DEBTS :
         NETWORTH

(xi) Any dividends to be declared are subject to prior written consent from the Bank which will not be unreasonably withheld

(xii) The Company is to submit to the Bank its quarterly management accounts and its operating subsidiaries including Trio-Tech International (M) Sdn Bhd, Trio-Tech (KL) Sdn Bhd and Trio-Tech (Bangkok) Co Ltd.

(xiii) The Company is to submit to the Bank its quarterly lists of stocks and ageing debtors (trade and non-trade, including related company debts) within 90 days from the end of each quarter and stocks are subject to periodic inspection by the Bank's officers.

                                         Trio-Tech International Pte Ltd 2/4

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(xiv)    The Company agrees that it will not:-

         (a) seek to obtain any financing from any other bank or financial institution in respect of any invoice which it has presented or will present to the Bank;

         (b) seek to sell or assign to any person, any debt which it has sold or intends to sell to the Bank under the Receivable Purchase Facility.

(xv) If the Company has already obtained financing via any import facilities (the "Other Facilities") granted to the Company by the Bank or any other financial institution in respect of any particular invoices, debts, goods or services, then the Company shall not seek to utilise the Receivables Purchase Facility in respect of the said invoices, debts, goods or services, unless the proceeds from the utilisation of the Receivables Purchase Facility are used exclusively to repay the Company's indebtedness under the Other Facilities.

DOCUMENTATION

(1) A certified true extract of the Company's board resolution duly authorising:

         (a) acceptance and execution of the bank's Receivables Purchase Agreement;

         (b) appointment of authorised signatory or signatories to execute on behalf of the Company all legal documents, notices and any other document in connection with the facility; and

         (c) affixing the Common Seal to all documents as may be required in accordance with the Memorandum & Articles of Association of the Company

(2) FRESH letter of undertaking from the Company confirming that invoices submitted to the Bank are "clean" and have not been financed by import facilities with the Bank or other financial institutions.

(3) EXISTING all monies registered charge over fixed deposits of SGD2,000,000 or its equivalent in the name of the Company and supported by a board resolution.

(4) EXISTING corporate guarantee for SGD2,500,000 executed by Trio-Tech International, United States of America, supported by a board resolution, held by Standard Chartered Bank, New York.

(5) EXISTING registered fixed charge over high tension power sub-station located at Mukim No. 17 Lots No. A4551J and No. A4551K.

         Fire insurance policy covering the above property for the full reinstatement value with the Bank's interest indicated as mortgagee thereon including mortgagee, non-cancellation and reinstatement value clauses and premium paid receipts are to be lodged with the Bank.

AVAILABILITY AND REPAYMENT

The above facility is subject to periodic review by the Bank at its discretion, and it is expressly agreed that the facility is at all times be available at the sole discretion of the Bank. Notwithstanding any other provisions contained in this letter or in any other document, the Bank will at all times have the right to require immediate payment and/or cash collateralisation of all or part of any sums

                                         Trio-Tech International Pte Ltd 3/4

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actually or contingently owing to it in respect of the facility and the right to immediately terminate or suspend, in whole or in part, all of the facility and all further utilisation of it.

ACCEPTANCE

This offer will remain available for acceptance for 30 days from the date of this letter unless an extension is agreed to by the Bank. To confirm your acceptance of this offer, please return the attached duplicate of this letter duly signed to:

                          STANDARD CHARTERED BANK
                          CORPORATES & INSTITUTIONS
                          CREDIT OPERATIONS
                          CPF TAMPINES BUILDING #03-01
                          1 TAMPINES CENTRAL 5
                          SINGAPORE 529508

                          ATTENTION: MS HABIBAH JOHARI

All terms and conditions stated in this facility letter will supersede those of the Receivable Purchase Agreement if there is any conflict.

Yours faithfully
For and on behalf of
Standard Chartered Bank
Singapore Branch

/s/ Jonathan Teo
----------------
Jonathan Teo
Vice President
Local Corporates

                                   ACCEPTANCE

We confirm acceptance of the facility on the terms and conditions outlined in this letter dated 11 August 2003.

For and on behalf of
Trio-Tech International Pte Ltd

/s/ Yong Siew Wai
------------------------
Authorised Signatory
Date:

                                         Trio-Tech International Pte Ltd 4/4